Exhibit 21
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

                        SUBSIDIARIES OF SBT BANCORP, INC.


                                                              Names under which
                                              State of         Subsidiary does
          Name of Subsidiary                Organization           business               Nature of ownership
---------------------------------------- ------------------- --------------------- -----------------------------------
The Simsbury Bank & Trust Company, Inc.  Connecticut         Simsbury Bank         SBT Bancorp, Inc. owns 100% of
                                                                                   the outstanding stock of The
                                                                                   Simsbury Bank & Trust Company,
                                                                                   Inc.

SBT Investment Services, Inc.            Connecticut                               The Simsbury Bank & Trust
                                                                                   Company, Inc. owns 100% of the
                                                                                   outstanding stock of SBT
                                                                                   Investment Services, Inc.
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